FIRST ADDENDUM

Date: June 12, 2013

ATTACHED TO AND BECOMING A PART OF that certain Office Lease Agreement dated March 26, 2013, between PENTECOSTAL CHURCH OF GOD, as Landlord and GALENFEHA, INC., as Tenant for Suite 100 in 2701 Brown Trail, Bedford, TX 76021.

1. For and in consideration of the covenants contained in the Office Lease Agreement to which this Addendum has been made a part, Landlord and Tenant agree that Tenant would like to formally expand it's premises and amend the terms of the Lease and Landlord and Tenant now desire to amend certain terms and provisions of the Lease in order to reflect such Lease expansion and amendment and to memorialize certain other agreements and clarifications between the parties.

3. NOW, THEREFORE, in consideration of the Premises and other good and valuable consideration of the above referenced Lease is amended as follows:

   A. **Premises:** Tenant shall Lease and expand so that it's premises shall now consist of 1,656 rentable square feet, as shown in Exhibit "A". Landlord and Tenant agree that Tenant's suite number shall remain Ste. 100.

   B. **Lease Term:** Landlord and Tenant agree that the terms of the Lease Agreement shall be sixty (60) months from the Commencement Date which shall be upon substantial completion of the premises, estimated to be July 1, 2013. The Expiration Date shall be on the last day of the sixtieth (60th) month from the Commencement Date.

   C. **Base Monthly Rent:** Upon the Commencement Date Landlord and Tenant agree that the base monthly rent throughout the entire term shall be:

   $2,000.00 per month.

   D. **Security Deposit:** Tenant shall pay an additional security deposit of $1,750.71

   E. **Tenant Improvements:** Landlord and Tenant agree that Landlord shall turn key the improvements to the premises per a mutually agreed upon space plan. Tenant shall reimburse Landlord $6500 upon substantial completion of the improvements to the premises.

All other terms and conditions of this Lease Agreement shall remain unchanged and in full force and effect.

SIGNED this 20th day of June, 2013

LANDLORD:
Pentecostal Church of God

By: Charles G. Scott

Printed Name: General Bishop

Title:

TENANT:
Galenfeha, Inc.

By: James Ketner

Printed Name: President/CEO

Title: